                                        EXHIBIT 23.1

                           The Board of Directors
                           Beasley Broadcast Group,
                             Inc.

We consent to incorporation by reference in the registration statement (No. 333-40806) on Form S-8 of Beasley Broadcast Group, Inc. (Beasley) of our report dated February 1, 2002, except as to the last paragraph of footnote 2(e) and the last three paragraphs of footnote 7 which are as of March 20, 2002, relating to the consolidated balance sheets of Beasley as of December 31, 2001, and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000, and related schedule, and the combined statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1999, and related schedule, which report appears in the December 31, 2001, annual report on Form 10-K of Beasley. Our report refers to a change in the Company's method of accounting for derivative financial instruments in 2001.

KPMG LLP

Tampa, Florida
March 27, 2002

                                      1